Exhibit 10.4
CORN OIL EXTRACTION TERM NOTE

Note Date: April 8, 2009	$3,600,000.00
Maturity Date: April 8, 2014
FOR VALUE RECEIVED, CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000.00), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.
This CORN OIL EXTRACTION TERM NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANK dated as of December 19, 2006, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.
INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue until maturity or the occurrence of an EVENT OF DEFAULT based on the greater of (i) the three month LIBOR RATE plus 300 basis points or (ii) five percent (5%) as provided for in the AGREEMENT, and at a rate equal to the three month LIBOR RATE plus 900 basis points from time to time after maturity or the occurrence of an EVENT OF DEFAULT, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.
INCENTIVE PRICING. The interest rate applicable to this CORN OIL EXTRACTION TERM NOTE is subject to reduction after a date six months subsequent to the CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.
REPAYMENT TERMS. Interest and principal shall be due and payable at the times, in the amounts and applied in the manner provided for in Section 2.4 of the AGREEMENT, as amended by that certain Fourth Amendment of Construction Loan Agreement dated December 17, 2008. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on the Maturity Date listed above, if not sooner paid.
PREPAYMENT. BORROWER may prepay this CORN OIL EXTRACTION TERM NOTE in full or in part as may be permitted and provided for in the AGREEMENT, provided, however, that any prepayment fees provided for in the AGREEMENT and interest rate breakage fees shall be due at the time of any such prepayment. Any prepayment may be applied in inverse order of maturity or as BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. This CORN OIL EXTRACTION TERM NOTE is executed pursuant to the AGREEMENT. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CORN OIL EXTRACTION TERM NOTE by reference.
The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this CORN OIL EXTRACTION TERM NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this CORN OIL EXTRACTION TERM NOTE without in any way waiving or affecting any acceleration of this CORN OIL EXTRACTION TERM NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this CORN OIL EXTRACTION TERM NOTE made by BANK.
Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this CORN OIL EXTRACTION TERM NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.
WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this CORN OIL EXTRACTION TERM NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CORN OIL EXTRACTION TERM NOTE.
[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By	/s/ Troy Prescott

Its Chairman

STATE OF Indiana	)
	)	ss.
COUNTY OF Grant	)
Before me, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the President of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

/s/ Techia K. Brewer

Notary Public — Signature

Techia K. Brewer

Notary Public — Printed Name

Date: 4-8-2009
My commission expires:
12-27-2009
My County of Residence: Grant County, Indiana